Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2003 relating to the financial statements and financial statement schedules of The Jones Financial Companies, L.L.L.P., which appears in The Jones Financial Companies, L.L.L.P.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP St. Louis, Missouri September 11, 2003